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                                                                   Exhibit 10.10

[LOGO] REUTERS

August 1, 2000

Instinet Corporation
875 Third Avenue
New York
New York 10022
United States

For the attention of Peter Fenichel

Dear Sirs,

Fixed Income Data Agreement

With reference to the Fixed Income Data Agreement (the Agreement) entered into between Instinet Corporation (Instinet) and Reuters Limited (Reuters) commencing on 1 October 1999, this letter records certain amendments to the Agreement and should be read in conjunction with the Agreement. In the event of any inconsistency between this letter and the Agreement, the provisions of this letter will prevail. Capitalised terms are defined either in the Agreement or in this letter. Except as expressly set out in this letter, the Agreement remains unamended and in full force and effect.

In consideration of the mutual agreements set out in this letter, the terms of the Agreement are amended as follows:

Clause 6.2: this clause is deleted and replaced with the following:

      "As soon as is practicable, Instinet will commence delivery of the Traded Price Data to Reuters subject to the embargoes described in Schedule 4. Representatives of Reuters and Instinet will meet at regular intervals commencing in September 2000 to discuss and agree the specific date on which instinet will release the Traded Price Data to Reuters for inclusion in Reuters Services."

Schedule 2: Schedule 2 is deleted and replaced in its entirety by the new
Schedule 2 attached to this letter.

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Please indicate your acceptance of the above by signing and returning the attached copy of this letter to us. The terms of this letter will become legally binding as soon as we receive your signed counterpart.

Yours faithfully,




-----------------------------
Bill Goldy
Director, Core Business
Reuters Limited


-----------------------------            --------------------------------
signed for and on behalf of              date
Instinet Corporation

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                                   SCHEDULE 2

                                FIXED INCOME DATA

                       ASSET CLASSES REQUIRED BY INSTINET

PART 1

Subject to the terms of the Agreement, with effect from the date of the Agreement Reuters will provide Instinet with Fixed Income Data in relation to the following asset classes:

Governments*:

o     All US Treasuries

o All Euro denominated Government debt issued in the 11 converting countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain.

PART 2

Subject to the terms of the Agreement, Reuters will use its reasonable endeavours to provide Instinet with Fixed Income Data for at least the following asset classes by dates to be agreed between Reuters and Instinet in accordance with the priorities set out below:

(i)   Primary

o     Jumbo Pfandbriefe

o     US Agencies

o     US Corporates

o     UK Governments - Gilts

o Eurobonds (both US Dollar and Euro denominated and any other currencies available to Reuters.

(ii)  Secondary

o     Futures

o     Governments:

      Japan (JGBs)

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      Norway
      Denmark
      Finland
      Switzerland
      Canada

o     Agencies:

      Canada
      Euro-denominated

o     Supranationals:

      US
      Euro-denominated

o     Canadian Provinces

The list of asset classes in Part 2 of this Schedule is not intended to be exhaustive and may be supplemented from time to time by agreement between the parties.

* Note: Governments comprise all applicable issued instruments for the relevant country such as coupons, zeros, strips, index linked and bills.